Exhibit 10.72

November 18, 2022

Mr. Douglas S. Ingram

Re: Amendments to Employment Agreement

Dear Doug:

This letter agreement (“Letter Agreement”) amends, effective on the date above, certain terms of the Employment Agreement (the “Employment Agreement”) dated June 26, 2017 between you and Sarepta Therapeutics, Inc. (the “Company”). This Letter Agreement is intended to relate to the Letter Agreement dated April 19, 2022 between you and the Company. Except as provided herein, the Employment Agreement will continue in accordance with its terms.

The noncompetition covenant set forth in Section 10(b) of the Employment Agreement will change such that the noncompetition covenant will extend until the later of (x) eighteen (18) months following the termination of your employment with the Company and (y) April 19, 2027.

To indicate your agreement with the foregoing, pleasesign and return this Letter Agreement to me. This Letter Agreement will become effective as of the date on which you sign below.

Very truly yours,

SAREPTA THERAPEUTICS, INC.

By: /s/ Ryan Brown

Name: Ryan E. Brown

Title: SVP, General Counsel

Accepted and Agreed:

/s/ Douglas S. Ingram

Name: Douglas S. Ingram

Date: November 18, 2022

[Signature Page to Letter Agreement]